UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

NantKwest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Ct.

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On May 31, 2019, the Superior Court of the State of California, County of San Diego, granted preliminary approval of the settlement in the stockholder derivative action captioned Meyer v. Soon-Shiong et al., Case No. 37-2019-00019103-CU-SL-CTL (the “Derivative Litigation”). The Derivative Litigation arose from the resolution of three stockholder demands for NantKwest, Inc.’s (the “Company”) board action to remedy purported harm to the Company resulting from certain alleged wrongful conduct concerning, among other things, disclosures about Dr. Soon-Shiong’s compensation and a related-party lease agreement.

Pursuant to the Order granting preliminary approval, the Company is publishing the Notice of Pendency of Proposed Settlement of Stockholder Derivative Action, dated May 31, 2019 (the “Notice”), attached hereto as Exhibit 99.1. The Stipulation of Settlement was previously disclosed on the Company’s Form 10-Q, filed on May 8, 2019, and is attached hereto as Exhibit 99.2. This Notice and the Stipulation of Settlement are available for review on the company’s investor relations website at https://ir.nantkwest.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Pendency of Proposed Settlement of Stockholder Derivative Action dated May 31, 2019.

99.2	Stipulation and Agreement of Settlement dated April 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANTKWEST, INC.

Date: June 10, 2019	By:	/s/ Sonja Nelson
Chief Financial Officer